Exhibit 99.1

FINANCIAL NEWS

Sanmina’s Third Quarter Fiscal 2023 Financial Results

San Jose, CA – July 31, 2023. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal third quarter ended July 1, 2023 and outlook for its fiscal fourth quarter ending September 30, 2023.

Third Quarter Fiscal 2023 Financial Highlights

▪	Revenue: $2.21 billion
▪	GAAP operating margin: 4.9%
▪	GAAP diluted EPS: $1.28
▪	Non-GAAP(1) operating margin: 5.7%
▪	Non-GAAP diluted EPS: $1.55

Additional Third Quarter Highlights

▪	Cash flow from operations: $57 million
▪	Ending cash and cash equivalents: $657 million
▪	Share repurchases: ~970,000 shares for ~$51 million
▪	Non-GAAP pre-tax ROIC: 29.7%

(1)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance costs, environmental investigation, remediation and related costs and other charges related to closing and consolidating facilities); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“Our third quarter results were in line with our outlook. We continue to execute well and deliver consistent operating margins and solid cash generation,” stated Jure Sola, Chairman and Chief Executive Officer. “Our strong performance in the first nine months and achievement of our outlook for the fourth quarter would result in fiscal 2023 revenue growth of approximately 14 percent and non-GAAP EPS growth of approximately 35 percent. The team remains focused on excellence in quality, delivery and consistently meeting the needs of our customers. We have a strong foundation and promising future,” Sola concluded.

Fourth Quarter Fiscal 2023 Outlook

The following outlook is for the fiscal fourth quarter ending September 30, 2023. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $2.1 billion to $2.2 billion

▪	GAAP diluted earnings per share between $1.24 to $1.34

▪	Non-GAAP diluted earnings per share between $1.47 to $1.57

Safe Harbor Statement

The statements above concerning our financial outlook for the fourth quarter fiscal 2023 and our expectations for growth in revenue and non-GAAP earnings per share in fiscal 2023 should such outlook be achieved, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, most notably ongoing supply chain constraints and geopolitical uncertainty, including from the conflict in Ukraine. Other factors that could cause our results to differ from our forward-looking statements include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the third quarter and outlook for the fourth quarter of fiscal 2023 on Monday, July 31, 2023 at 5:30 p.m. ET (2:30 p.m. PT). The access numbers are: domestic 833-816-1390 and international 412-317-0483. The conference will also be webcast live over the Internet. You can log on to the live webcast at Q3 Webcast Link. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 877-344-7529 and international 412-317-0088, access code is 1520057.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial, medical, defense and aerospace, automotive, communications networks and cloud infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	July 1,	October 1,
	2023	2022
		Restated
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$656,588	$529,857
Accounts receivable, net	1,279,966	1,138,894
Contract assets	459,145	475,721
Inventories	1,489,200	1,684,099
Prepaid expenses and other current assets	68,121	62,044
Total current assets	3,953,020	3,890,615

Property, plant and equipment, net	631,744	575,170
Deferred tax assets	187,434	209,554
Other	185,694	160,192
Total assets	$4,957,892	$4,835,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,724,034	$2,041,434
Accrued liabilities	277,515	281,599
Accrued payroll and related benefits	138,815	130,892
Short-term debt, including current portion of long-term debt	17,500	17,500
Total current liabilities	2,157,864	2,471,425

Long-term liabilities:
Long-term debt	316,552	329,237
Other	217,748	215,333
Total long-term liabilities	534,300	544,570

Stockholders' equity	2,265,728	1,819,536
Total liabilities and stockholders' equity	$4,957,892	$4,835,531

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
		Restated		Restated
Net sales	$2,207,118	$2,023,361	$6,883,029	$5,694,757
Cost of sales	2,023,910	1,861,176	6,313,246	5,244,780
Gross profit	183,208	162,185	569,783	449,977

Operating expenses:
Selling, general and administrative	68,828	61,506	192,948	184,798
Research and development	6,719	5,071	18,712	15,320
Restructuring and other	296	3,994	1,731	3,730
Total operating expenses	75,843	70,571	213,391	203,848

Operating income	107,365	91,614	356,392	246,129

Interest income	4,213	540	9,685	1,198
Interest expense	(10,066)	(5,615)	(28,033)	(15,362)
Other expense	(2,508)	(7,774)	(11,988)	(7,110)
Interest and other, net	(8,361)	(12,849)	(30,336)	(21,274)
Income before income taxes	99,004	78,765	326,056	224,855
Provision for income taxes	17,267	1,543	63,898	42,835
Net income before noncontrolling interest	81,737	77,222	262,158	182,020
Less: Net income attributable to noncontrolling interest	5,243	-	14,029	-
Net income attributable to common shareholders	$76,494	$77,222	$248,129	$182,020
Net income attributable to common shareholders per share:
Basic	$1.32	$1.29	$4.28	$2.92
Diluted	$1.28	$1.25	$4.14	$2.83

Weighted-average shares used in computing per share amounts:
Basic	57,987	59,970	57,995	62,404
Diluted	59,592	61,702	59,996	64,292

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

Three Months Ended
July 1,		April 1,	July 2,
2023		2023	2022
			Restated
GAAP Operating income	$107,365	$120,601	$91,614
GAAP Operating margin	4.9%	5.2%	4.5%
Adjustments:
Stock compensation expense (1)	13,317	12,534	10,683
Amortization of intangible assets	669	249	251
Legal and other (2)	4,475	695	700
Restructuring costs	296	804	3,994
Non-GAAP Operating income	$126,122	$134,883	$107,242
Non-GAAP Operating margin	5.7%	5.8%	5.3%

GAAP Net income attributable to common shareholders	$76,494	$79,621	$77,222

Adjustments:
Operating income adjustments (see above)	18,757	14,282	15,628
Legal and other (2)	-	(3,630)	-
Adjustments for taxes (3)	(3,093)	4,844	(15,375)
Non-GAAP Net income attributable to common shareholders	$92,158	$95,117	$77,475

GAAP Net income attributable to common shareholders per share:
Basic	$1.32	$1.37	$1.29
Diluted	$1.28	$1.33	$1.25

Non-GAAP Net income attributable to common shareholders per share:
Basic	$1.59	$1.63	$1.29
Diluted	$1.55	$1.59	$1.26

Weighted-average shares used in computing per share amounts:
Basic	57,987	58,269	59,970
Diluted	59,592	59,819	61,702

(1) Stock compensation expense was as follows:

Cost of sales	$4,518	$4,025	$3,724
Selling, general and administrative	8,588	8,304	6,819
Research and development	211	205	140
Total	$13,317	$12,534	$10,683

(2) Represents expenses, charges and recoveries associated with certain legal matters.

(3) GAAP provision for income taxes	$17,267	$25,779	$1,543

Adjustments:
Tax impact of operating income adjustments	1,817	1,288	534
Discrete tax items	6,957	(1,082)	18,394
Deferred tax adjustments	(5,681)	(5,050)	(3,553)

Subtotal - adjustments for taxes	3,093	(4,844)	15,375

Non-GAAP provision for income taxes	$20,360	$20,935	$16,918

Q4 FY23 Earnings Per Share Outlook*:	Q4 FY23 EPS Range
	Low	High
GAAP diluted earnings per share	$1.24	$1.34
Stock compensation expense	$0.23	$0.23
Non-GAAP diluted earnings per share	$1.47	$1.57

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the fourth quarter of FY23, an estimate of such items is not included in the outlook for Q4 FY23 GAAP EPS.

Sanmina Corporation
Condensed Consolidated Cash Flow
($ in thousands)
(GAAP)
(unaudited)

	Three Month Periods
($ in thousands)	Q3'23	Q2'23	Q1'23	Q4'22	Q3'22
			Restated	Restated	Restated
GAAP Net income before noncontrolling interest	$81,737	$85,307	$95,114	$58,364	$77,222
Depreciation and amortization	29,898	29,282	28,536	26,686	27,065
Other, net	21,174	17,075	20,727	33,886	18,108
Net change in net working capital	(76,300)	(67,086)	(107,153)	(37,038)	(20,712)
Cash provided by operating activities	56,509	64,578	37,224	81,898	101,683

Purchases of long-term investments	(500)	(700)	(800)	(300)	(700)
Net purchases of property & equipment	(52,167)	(63,458)	(36,530)	(48,155)	(37,434)
Cash used in investing activities	(52,667)	(64,158)	(37,330)	(48,455)	(38,134)

Contingent consideration paid in connection with previous business combination	(8,558)	-	-	-	-
Net share repurchases	(52,072)	(13,376)	(7,836)	(23,438)	(124,365)
Net borrowing activities	(4,375)	(4,375)	(4,375)	27,987	(4,688)
Proceeds from other notes receivable	-	-	-	-	500
Proceeds from sale of non-controlling interest	-	-	215,799	-	-
Cash provided by (used for) financing activities	(65,005)	(17,751)	203,588	4,549	(128,553)

Effect of exchange rate changes	(452)	220	1,975	(1,440)	(1,584)

Net change in cash & cash equivalents	$(61,615)	$(17,111)	$205,457	$36,552	$(66,588)

Free cash flow:
Cash provided by operating activities	$56,509	$64,578	$37,224	$81,898	$101,683
Net purchases of property & equipment	(52,167)	(63,458)	(36,530)	(48,155)	(37,434)
Proceeds from sale of intellectual property	-	-	-	-	500
	$4,342	$1,120	$694	$33,743	$64,749

Sanmina Corporation
Pre-Tax Return on invested Capital (ROIC)
($ in thousands)
(unaudited)

		Three Month Periods
($ in thousands)		Q3 FY23	Q2 FY23	Q1 FY23	Q4 FY22	Q3 FY22
				Restated	Restated	Restated
GAAP operating income		$107,365	$120,601	$128,426	$103,350	$91,614
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP operating income		429,460	482,404	513,704	413,400	366,456
Average invested capital (1)	÷	1,698,819	1,592,563	1,485,054	1,398,566	1,353,671
GAAP pre-tax ROIC		25.3%	30.3%	34.6%	29.6%	27.1%

Non-GAAP operating income		$126,122	$134,883	$140,899	$117,232	$107,242
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP operating income		504,488	539,532	563,596	468,928	428,968
Average invested capital (1)	÷	1,698,819	1,592,563	1,485,054	1,398,566	1,353,671
Non-GAAP pre-tax ROIC		29.7%	33.9%	38.0%	33.5%	31.7%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs, environmental investigation, remediation and related costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.